UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2014

The Phoenix Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

NOT APPLICABLE
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2014, the Board of Directors (the “Board”) of The Phoenix Companies, Inc. (the “Company”) appointed Ernest McNeill Jr., age 50, to serve as the Company’s Senior Vice President and Chief Accounting Officer, effective August 25, 2014.  Mr. McNeill most recently served as Senior Vice President, Corporate Accounting, for the financial services businesses of FMR LLC (Fidelity Investments) from August 2010.  Prior to that time, Mr. McNeill served in various capacities from October 1997 to August 2010 for The Hartford Financial Services Group, Inc., including serving as Senior Vice President, Corporate Finance and Chief Accounting Officer for Hartford Life, Inc., and as Vice President and Director for The Hartford Investment Management Company.  Earlier in his career he was Chief Financial Officer and Assistant Treasurer at the Office of the State Treasurer of the State of Connecticut, Vice President and Controller at Advest Bank and an Audit Manager at Coopers & Lybrand.

 Mr. McNeill’s annual base salary will be $325,000, and he is to receive a sign-on bonus of $200,000, payable in two installments.  The first installment of $75,000 is payable on August 29, 2014, subject to recapture by the Company in the event of voluntary termination by Mr. McNeill or termination for cause by the Company, in each case prior to the first anniversary of his hire date.  The second installment of $125,000 will be paid on September 30, 2015.  In order to receive each installment, Mr. McNeill must be actively employed by the Company on the payment date.

Mr. McNeill will be eligible to participate in the Company’s Performance Incentive Plan, Long Term Incentive Plan, and Executive Severance Plan.  Mr. McNeill will receive a change in control agreement in substantially the form of the Company’s Form of Change in Control Agreement for select officers designated by the Compensation Committee of the Board.

There are no arrangements or understandings between Mr. McNeill and any other persons pursuant to which he was appointed Senior Vice President and Chief Accounting Officer.  There are also no family relationships between Mr. McNeill and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 7, 2014, Mr. Douglas C. Miller resigned as Senior Vice President and Chief Accounting Officer of the Company, effective August 25, 2014, to pursue opportunities geographically closer to his home.

A copy of the press release issued by the Company, dated August 11, 2014, announcing the appointment of Mr. McNeill as Senior Vice President and Chief Accounting Officer is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and in accordance with the amended administrative order entered by the SEC with respect to the Company and its wholly owned subsidiary, PHL Variable Insurance Company (“PHL Variable”), and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatement and the failure by the Company and PHL Variable to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to resume a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this Form 8-K, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this Form 8-K, such statements or disclosures will be deemed to modify or supersede such statements in this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

99.1.           Press Release of The Phoenix Companies, Inc., dated August 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.
Date: August 11, 2014	By:	/s/ Jody A. Beresin
		Name:	Jody A. Beresin
		Title:	Executive Vice President and Chief Administrative Officer